Exhibit 10.34
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXCLUSIVE LICENSE AGREEMENT
     This Agreement, effective as of February 26, 2007 (the “Effective Date”), is between the University of Massachusetts (“University”), a public institution of higher education of the Commonwealth of Massachusetts as represented by its Worcester campus, and Novavax, Inc. (“Company”), a publicly traded corporation having a principal location at 9920 Belward Campus Drive, Rockville, MD, 20850.
R E C I T A L S
     WHEREAS, University is owner by assignment of the invention claimed in the United States Patent Applications listed on Exhibit A relating to the University’s invention disclosure number * * *; and
     WHEREAS, Company desires to obtain an exclusive license to develop and commercialize products incorporating certain Virus-Like Particles, under the rights of University in any patent rights claiming those inventions; and
     WHEREAS, University is willing to grant Company an exclusive license on the terms set forth in this Agreement;
     NOW, THEREFORE, University and Company agree as follows:
1. Definitions.
     1.1. “Affiliate” means any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by Company. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.
     1.2. “Confidential Information” means any and all information furnished by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement that is specifically designated as confidential in accordance with the terms of Article 7.
     1.3. “Field” means the diagnosis, prevention and/or treatment of any diseases and conditions in humans.
     1.4. “Licensed Product” means any product that cannot be developed, manufactured, used, or sold without infringing one or more claims under the Patent Rights.
     1.5. “Market Approval” means approval for the sale of Licensed Product by the United States FDA or its counterpart in other countries. In Europe, this means the approval of the European Medicines Evaluation Agency (“EMEA”).

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.6. “Net Sales” means the gross amount billed or invoiced on sales of Licensed Products by Company, its Sublicensees and Affiliates, less the following: (a) customary trade, quantity, or cash discounts to non-affiliated brokers or agents to the extent actually allowed and taken; (b) amounts repaid or credited by reason of rejection or return; (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product which is paid by or on behalf of Company, its Sublicensee or Affiliate; (d) outbound transportation costs prepaid or allowed and costs of insurance in transit; and (e) chargebacks and rebates to managed healthcare organizations or to federal, state and local governments, their agencies, or to trade customers, including without limitation, wholesalers, hospital buying groups and chain pharmacy buying groups.
     In any transfers of Licensed Products between Company and its Sublicensees or Affiliates, Net Sales are calculated based on the final sale of the Licensed Product to an independent third party. If Company, its Affiliates or Sublicensees receive non-monetary consideration for any Licensed Products, Net Sales are calculated based on the fair market value of that consideration. If Company or its Affiliates or Sublicensees use or dispose of a Licensed Product in the provision of a commercial service, the Licensed Product is sold and the Net Sales are calculated based on the sales price of the Licensed Product to an independent third party during the same Royalty Period or, in the absence of sales, on the fair market value of the Licensed Product as determined by the parties in good faith.
     1.7. “Patent Rights” means (i) the patent applications listed on Exhibit A and (ii) any divisional, continuation or continuation in part of those patent applications to the extent the claims are directed to subject matter specifically described therein (but excluding any continuation in part application to the extent of any claim covering an invention arising from and subject to the Sponsored Research Agreement) as well as any patents issued on these patent applications and any reissues or, reexaminations, or substitutions of such patents or patent applications, and any foreign counterparts to the foregoing patents and patent applications.
     1.8. “Phase I Clinical Trial” shall have the meaning ascribed by the FDA and as promulgated under 21 C.F.R. § 312.21(a).
     1.9. “Phase II Clinical Trial” shall have the meaning ascribed by the FDA and as promulgated under 21 C.F.R. § 312.21(b).
     1.10. “Royalty Period” means the partial calendar quarter commencing on the date on which the first Licensed Product is sold and every complete or partial calendar quarter thereafter during which either (a) this Agreement remains in effect or (b) Company has the right to complete and sell work-in-progress and inventory of Licensed Products pursuant to Section 8.6.
     1.11. “Sponsored Research Agreement” means that certain Sponsored Research Agreement entered into by and between Company and University dated as of February 26, 2007.
     1.12. “Sublicense Income” means payments or other value that Company receives from a Sublicensee to the extent made in consideration of the sublicense of the rights granted Company under Section 2.1., including without limitation license fees, milestone payments, and license maintenance

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
fees, but excluding the following payments: (a) royalties on Net Sales, (b) payments for milestone events for which a milestone is payable to University under Section 4.3, (c) payments made in consideration for the issuance of equity or debt securities of Company to the extent of fair market value, and (d) payments specifically committed to the development of Licensed Products.
     1.13. “Sublicensee” means any permitted sublicense of the rights granted Company under this Agreement in accordance with the terms of Section 2.2.
2. Grant of Rights.
     2.1. License Grant. Subject to the terms of this Agreement and the University’s retained rights under Section 2.3, University grants to Company an exclusive, worldwide, royalty-bearing license (with the right to sublicense through multiple tiers) under the Patent Rights to develop, make, have made, use, and sell Licensed Products in the Field.
     2.2. Sublicenses. Company may grant sublicenses of its rights under Section 2.1. with the consent of University, which consent may not be unreasonably withheld or delayed. All sublicense agreements executed by Company pursuant to this Article 2 shall expressly bind the Sublicensee to the terms of this Agreement applicable to a Sublicense. Company shall promptly furnish University with a fully executed copy of any sublicense agreement.
     2.3. Retained Rights.
     (a) University. University retains the right to practice and use the Patent Rights for academic, non-commercial research (excluding the use with any clinical trial), teaching, and non-commercial patient care without payment of compensation to Company. University may license its retained rights under this Section to other academic or non-commercial research institutions (for use by faculty members, post-doctoral fellows, and students) solely for the purpose of practicing the rights retained under this Section and subject to terms of this Agreement, provided that University will promptly notify Company of any such license.
     (b) Federal Government. To the extent that any invention claimed in the Patent Rights has been funded by the federal government, this Agreement and the grant of any rights in Patent Rights are subject to and governed by federal law as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations. Company acknowledges that these statutes and regulations reserve to the federal government a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in the Patent Rights. If any term of this Agreement fails to conform with those laws and regulations, the relevant term is an invalid provision and shall be modified by the parties pursuant to Section 11.10.
3. Company Obligations Relating to Commercialization.
     3.1. Diligence Requirements. Company shall use or shall cause its Affiliates or Sublicensees to use diligent efforts to develop Licensed Products and to introduce Licensed Products into the commercial market. Upon receipt of Market Approval for a Licensed Product, Company and its

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED ATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Affiliates or its Sublicensees shall make such Licensed Products reasonably available to the public. Specifically, Company shall fulfill the following obligations:
     (a) On or before execution of this Agreement, Company shall furnish University with a written research and development plan under which Company intends to develop Licensed Products (it being understood that such obligation is achieved upon the execution of the Sponsored Research Agreement).
     (b) Within sixty (60) days after the start of each calendar year, Company shall furnish University with a written report on the progress of its efforts during the prior year to develop and commercialize Licensed Products, including without limitation research and development efforts, efforts to obtain regulatory approval, marketing efforts, and sales figures. The report shall also contain a discussion of intended efforts and sales projections for the current year.
     (c) * * *.
If University determines that Company has not fulfilled its obligations under this Section 3.1, University shall furnish Company with written notice of the determination. Within ninety (90) days after receipt of the notice, Company shall either (i) cure such material breach or (ii) negotiate with University a mutually acceptable schedule of revised diligence obligations, failing which University may, immediately upon written notice to Company, terminate this Agreement or convert the exclusive license into a non-exclusive license and grant additional licenses to third parties to the Patent Rights in the Field. Any activities performed by Company’s Affiliates or Sublicensees shall be deemed activities of Company for purposes of determining Company’s compliance with the terms of this Section 3.1.
     3.2. Indemnification.
     (a) Indemnity. Company and its Affiliates shall indemnify, defend, and hold harmless University and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon any of the Indemnitees by third parties in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether the action has any factual basis) to the extent caused by any product, process, or service that is made, used, or sold pursuant to any right or license granted under this Agreement. However, indemnification does not apply to any liability, damage, loss, or expense to the extent attributable to (i) the gross negligence or intentional misconduct of the Indemnitees, (ii) breach by an Indemnitee of any obligation, warranty or representation set forth in this Agreement, or (iii) the settlement of a claim, suit, action, or demand by Indemnitees without the prior written approval of Company.
     (b) Procedures. The Indemnitees agree to provide Company with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Company agrees, at its own expense, to provide attorneys reasonably acceptable to University to defend against any claim. The Indemnitees shall cooperate fully with Company in the defense and will

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
permit Company to conduct and control the defense and the disposition of the claim, suit, or action (including all decisions relative to litigation, appeal, and settlement). However, any Indemnitee may retain its own counsel, at the expense of Company, if representation of the Indemnitee by the counsel retained by Company would be inappropriate because of actual or potential differences in the interests of the Indemnitee and any other party represented by that counsel. Company agrees to keep University informed of the progress in the defense and disposition of the claim and to consult with University regarding any proposed settlement.
     (c) Insurance. Company and its Affiliates shall maintain insurance that is reasonably adequate to fulfill any potential obligation to the Indemnitees, but not less than one million dollars ($1,000,000) for injuries to any one person arising out of a single occurrence and five million dollars ($5,000,000) for injuries to all persons arising out of a single occurrence. Company shall provide University, upon request, with written evidence of insurance. Company and its Affiliates shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which Company, its Affiliate(s) or Sublicensee(s) continues to make, use, or sell a product that was a Licensed Product under this Agreement.
     3.3. Use of University Name. In accordance with Section 7.3., Company and its Affiliates and Sublicensees may not use the name “University of Massachusetts” or any variation of that name in connection with the marketing or sale of any Licensed Products.
     3.4. Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business and legal practices, Company shall mark and shall cause its Affiliates and Sublicensees to mark all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to a Licensed Product.
     3.5. Compliance with Law. Company shall comply with, and shall ensure that its Affiliates and Sublicensees comply with, all local, state, federal, and international laws and regulations applicable to the development, manufacture, use, and sale of Licensed Products. Company expressly agrees to comply with the following:
     (a) Company, its Affiliates and Sublicensees shall obtain all necessary approvals from the United States Food & Drug Administration and any similar governmental authorities of any foreign jurisdiction in which Company, its Affiliate or Sublicensee makes, uses, or sells Licensed Products.
     (b) Company, its Affiliates and Sublicensees shall comply with all United States laws and regulations controlling the export of commodities and technical data applicable to the Licensed Products, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries and foreign nationals. Company hereby gives written assurance that it will comply with and will cause its Affiliates and Sublicensees to comply with all United States export control laws and regulations applicable to the Licensed Products, that it bears sole responsibility for any violation of those laws and regulations by itself, or its Affiliates or Sublicensees, and that it will indemnify, defend, and hold

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
University harmless (in accordance with Section 3.2.) for the consequences of any violation applicable to the Licensed Products.
     (c) To the extent that any invention claimed in the Patent Rights has been partially funded by the United States government, and only to the extent required by applicable laws and regulations, Company agrees that any Licensed Products used or sold in the United States will be manufactured substantially in the United States or its territories. Current law provides that if domestic manufacture is not commercially feasible under the circumstances, University may seek a waiver of this requirement from the relevant federal agency on behalf of Company.
4. Consideration for Grant of Rights.
     4.1. License Fee. In partial consideration of the rights granted Company under this Agreement, Company shall pay to University, within thirty (30) days of the Effective Date, a license fee of * * *. This license fee payment is nonrefundable and is not creditable against any other payments due to University under this Agreement.
     4.2. License Maintenance Fee. Within thirty (30) days of the beginning of each calendar year during the term of this Agreement, Company shall pay to University an annual license maintenance fee payment in the amount of * * *. These license maintenance fees are nonrefundable and are not creditable against any other payments due to University under this Agreement.
     4.3. Milestone Payments. Company shall pay University the following milestone payments for each Licensed Product (but only once with respect to each Licensed Product, irrespective of the number of indications for which such Licensed Product may be developed or approved) within thirty (30) days after the occurrence of each event by Company and its Affiliates:

Milestone Event	Milestone Payment
* * *	* * *
* * *	* * *
* * *	* * *
These milestone payments are nonrefundable and are not creditable against any other payments due to University under this Agreement.
     4.4. Base Royalties. In partial consideration of the rights granted Company under this Agreement, Company shall pay to University a royalty on aggregate, annual Net Sales during each calendar year of all Licensed Products, at the following rates:
     (a) * * * of the portion of annual, worldwide Net Sales of Licensed Products that is less than or equal to * * *;
     (b) * * * of the portion of annual, worldwide Net Sales of Licensed Products that is greater than * * * but less than or equal to * * *; and

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (c) * * * of the portion of annual, worldwide Net Sales of Licensed Products that is greater than * * *.
     4.5. Minimum Royalty. Beginning January 1, * * *, and within thirty (30) days of each subsequent calendar year during the term of this Agreement, Company shall pay University a minimum royalty payment of * * *. Minimum royalty payments are creditable against royalties payable for Net Sales during the same calendar year. If Company fails to make any minimum royalty payment, that failure is a material breach of its obligations under this Agreement, and University may terminate this Agreement in accordance with Section 8.3.
     4.6. Royalty Term. Royalties due under Section 4.4 shall commence upon the First Commercial Sale of a Licensed Product in a particular country and will expire on a country-by-country basis upon the expiration of all issued patents or the abandonment of all pending patent applications within the Patent Rights that, absent a license, would be infringed in such country by the use or sale of the Licensed Product in such country (“Royalty Term”). As used in this Agreement, “First Commercial Sale” shall mean, with respect to any Licensed Product, the first sale or other transfer of such Licensed Product by Company, its Affiliate(s) or Sublicensee(s) to an unaffiliated customer for resale, use or consumption and not solely for evaluation or testing.
     4.7. Other Payments to University. In the event Company is legally required to make base royalty payments to University for a Licensed Product under any license agreement between the Parties other than this Agreement (whether directly or on behalf of a Sublicensee), Company may offset a total of * * * of such other base royalty against payments due to University under Sections 4.4 in the same Royalty Period under this Agreement. However, such offset may not reduce the royalty payments payable under Section 4.4 to less than * * * in the Royalty Period.
     4.8. Third-Party Royalties. In the event Company or any of its Affiliates or Sublicensees makes royalty payments to one or more third parties in connection with the manufacture, use or sale of Licensed Products, then Company may offset a total of * * * of such payments against any royalty payments that are due to University in the same Royalty Period. However, such offset may not reduce the royalty payments under Section 4.4 to less than * * * in the Royalty Period.
     4.9. Sublicense Income. Company shall pay University a total of * * * of all Sublicense Income pursuant to any sublicense agreement entered into between Company and a Sublicensee within the first twelve (12) months after the Effective Date of this Agreement, provided that the Sponsored Research Agreement is not voluntarily terminated by Company prior to the expiration thereof. If Company voluntarily terminates the Sponsored Research Agreement, Company shall pay University * * * of all Sublicense Income for the remaining term of this Agreement. Sublicense Income is due and payable within sixty (60) days after Company receives the relevant payment from the Sublicensee.
5. Royalty Reports; Payments; Records.
     5.1. First Sale. Company shall report to University the date of First Commercial Sale of each Licensed Product within thirty (30) days after occurrence in each country.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     5.2. Reports and Payments. Within sixty (60) days after the conclusion of each Royalty Period, Company shall deliver to University a report containing the following information:
     (a) the number of Licensed Products sold to independent third parties in each country;
     (b) the gross sales price for each Licensed Product during the applicable Royalty Period in each country;
     (c) calculation of Net Sales for the applicable Royalty Period in each country, including a listing of applicable deductions;
     (d) total royalty payable on Net Sales in United States dollars, together with the exchange rates used for conversion; and
If no royalties are due to University for any Royalty Period, the report shall so state. Concurrent with this report, Company shall remit to University any payment due for the applicable Royalty Period.
     5.3. Payments in United States Dollars. All payments due under this Agreement are payable in United States dollars. Conversion of foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter preceding the applicable Royalty Period. Payments shall be without deduction of exchange, collection, or other charges relating to such currency conversion.
     5.4. Payments in Other Currencies. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Company shall give University prompt written notice of the restriction, within the sixty-day payment deadline described in Section 5.2. Company shall pay any amounts due University through whatever lawful methods University reasonably designates. However, if University fails to designate a payment method within thirty (30) days after University is notified of the restriction, Company may deposit payment in local currency to the credit of University in a recognized banking institution selected by Company and identified by written notice to University, and that deposit fulfills all obligations of Company to University with respect to that payment.
     5.5. Records. Company shall maintain and shall cause its Affiliates and Sublicensees to maintain complete and accurate records of Licensed Products that are made, used, or sold under this Agreement and any amounts payable to University in relation to Licensed Products, which records shall contain sufficient information to permit University to confirm the accuracy of any reports delivered to University under Section 5.2. The relevant party shall retain records relating to a given Royalty Period for at least three (3) years after the conclusion of that Royalty Period, during which time University shall have the right, at its expense, to cause its internal accountants or an independent, certified public accountant to inspect records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. The accountant may not disclose to University any information other than information relating to accuracy of reports and payments delivered under this Agreement. The parties shall reconcile any underpayment or overpayment within

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
thirty (30) days after the accountant delivers the results of the audit. If any audit performed under this Section reveals an underpayment in excess of ten percent (10%) in any Royalty Period, Company shall bear the full cost of the audit. University may exercise its rights under this Section only once every year, only once with respect to any particular Royalty Period, and only with reasonable prior notice to Company.
     5.6. Late Payments. Any payments by Company that are not paid on or before the date payments are due under this Agreement bear interest, to the extent permitted by law, at one and one half percent (1.5%) per month calculated based on the number of days that payment is delinquent.
     5.7. Method of Payment. All payments under this Agreement should be made to the “University of Massachusetts” and sent to the address identified below in Section 11.9. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.
     5.8. Withholding and Similar Taxes. Royalty payments and other payments due to University under this Agreement may not be reduced by reason of any withholding or similar taxes applicable to payments to University.
6. Patents and Infringement.
     6.1. Responsibility for Patent Rights. University shall, at the expense of Company, prepare, file, prosecute, and maintain all Patent Rights, using patent counsel reasonably acceptable to Company. University shall consult with Company as to the preparation, filing, prosecution, and maintenance of all Patent Rights reasonably prior to any deadline or action with the United States Patent & Trademark Office or any foreign patent office and shall incorporate all reasonable comments and requests of Company, including without limitation the countries and territories in which University shall file and maintain such Patent Rights. University shall furnish Company with copies of relevant documents reasonably in advance of consultation.
     6.2. Cooperation. Company shall cooperate fully in the preparation, filing, prosecution, and maintenance of all Patent Rights. Cooperation includes, without limitation, (a) promptly executing all papers and instruments or requiring employees of Company to execute papers and instruments as reasonable and appropriate to enable University to file, prosecute, and maintain Patent Rights in any country; and (b) promptly informing the University of matters that may affect the preparation, filing, prosecution, or maintenance of Patent Rights (such as, becoming aware of an additional inventor who is not listed as an inventor in a patent application).
     6.3. Payment of Expenses.
     (a) Within thirty (30) days of the Effective Date, Company shall pay University * * * to reimburse University for patent expenses incurred through December 31, 2006 in connection with obtaining the Patent Rights, which amount shall be payable together with the Company’s payment pursuant to Section 4.1.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (b) Within thirty (30) days after University invoices Company, Company shall reimburse University for all patent-related expenses incurred by University as of December 31, 2006 and after December 31, 2006 for patent expenses incurred pursuant to Section 6.1.
     (c) Company may elect, upon sixty (60) days written notice to University, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights in one or more countries. If Company elects to cease payment of any patent expenses, Company loses all rights under this Agreement with respect to the particular Patent Rights.
     6.4. Infringement.
     (a) Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.
     (b) Company Right to Prosecute. Company may, under its own control and at its own expense, prosecute any third party infringement of the Patent Rights in the Field or, together with licensees of the Patent Rights in other fields (if any), defend the Patent Rights in any declaratory judgment action brought by a third party which alleges invalidity, unenforceability, or infringement of the Patent Rights. Prior to commencing any action, Company shall consult with University and shall consider the views of University regarding the advisability of the proposed action and its effect on the public interest. Company may not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Subsection without the prior written consent of University, which consent may not be unreasonably withheld or delayed. Any recovery obtained in an action under this Subsection shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty payments withheld from University as described below); (ii) as to ordinary damages, Company shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales (whichever measure of damages the court applied), less a reasonable approximation of the royalties that Company would have paid to University if Company had sold the infringing products and services rather than the infringer; and (iii) as to special or punitive damages, the parties shall share equally in any award. Company may offset a total of * * * of any expenses incurred under this Subsection against any royalty payments due to University under this Agreement in accordance with the terms of Article 4. However, royalty payments under Article 4 may never be reduced by more than * * * in any Royalty Period.
     (c) University as Indispensable Party. University shall permit any action under this Section to be brought in its name if required by law, provided that Company, its Affiliates and Sublicensees shall hold University harmless from, and if necessary indemnify University against, any costs, expenses, or liability that University may incur in connection with the action.
     (d) University Right to Prosecute. If Company fails to initiate an infringement action within a reasonable time after it first becomes aware of the basis for the action, or to answer a declaratory judgment action within a reasonable time after the action is filed, University may prosecute the infringement or answer the declaratory judgment action under its sole control and at its sole expense, and any recovery obtained shall be given to University.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     (e) Cooperation. Both parties shall to cooperate fully in any action under this Section 6.4. which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing assistance.
7. Confidential Information; Publications; Publicity.
     7.1. Confidential Information.
     (a) Designation. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status (such as, “Confidential” or “Proprietary”). Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure. The notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.
     (b) Obligations. During the term of this Agreement and for a period of five (5) years thereafter, the Receiving Party shall (i) maintain Confidential Information in confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its trustees or directors, officers, employees, consultants, advisors, Sublicensees or acquirors (including potential sublicensees or acquirors) who are obligated to maintain the confidential nature of Confidential Information and who need to know Confidential Information for the purposes of this Agreement; (ii) use Confidential Information solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the purposes of this Agreement, with all reproductions being Confidential Information.
     (c) Exceptions. The obligations of the Receiving Party under Subsection 7.1.(b) above do not apply to the extent that the Receiving Party can demonstrate that Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was already known or independently developed or discovered by employees, agents or contractors of the Receiving Party who did not have access to the Disclosing Party’s Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to the Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations (including the rules of any nationally recognized securities exchange) or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of disclosure and that the Receiving Party cooperates with any efforts of the Disclosing Party to prevent or limit such disclosure.
     (d) Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or a third party entrusting its own information to the Disclosing Party) owns the Confidential Information in the possession of the Receiving Party. Upon expiration or termination of this Agreement, or at the

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BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.
     7.2. Publications. University and its employees are free to disclose publicly (through journals, lectures, or otherwise) the results of any research relating to the Field or the subject matter of the Patent Rights, except as otherwise provided by written agreement between University and Company (e.g. a sponsored research agreement).
     7.3. Publicity Restrictions. Company, its Affiliates and Sublicensees may not use the name of University or any of its trustees, officers, faculty, students, employees, or agents, or any adaptation of their names, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of University. The foregoing notwithstanding, Company may disclose that information without the consent of University in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation, provided that Company provides University at least ten (10) days prior written notice of the proposed text for the purpose of giving University the opportunity to comment on the text.
8. Term and Termination.
     8.1. Term. This Agreement commences on the Effective Date and expires, on a country-by-country basis, upon expiration of the Royalty Term in each country, unless earlier terminated in accordance with the provisions of this Agreement.
     8.2. Voluntary Termination by Company. Company may terminate this Agreement for any reason upon sixty (60) days prior written notice to University.
     8.3. Termination for Default. If either party commits a material breach of its obligations under this Agreement and fails to cure that breach within ninety (90) days after receiving written notice of the breach, the other party may terminate this Agreement immediately upon written notice to the party in breach. If the alleged breach involves nonpayment of any amounts due University under this Agreement, Company has only one opportunity to cure a material breach for which it receives notice as described above. Any subsequent material breach by Company for such payment will entitle University to terminate this Agreement immediately upon written notice to Company, without the ninety-day cure period.
     8.4. Change in Ownership or Control. In the event of a change in ownership in or control of Company, Company shall immediately inform University of the change.
     8.5. Force Majeure. Neither party is responsible for delays resulting from causes beyond its reasonable control, including without limitation fire, explosion, flood, war, strike, terrorist attack, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove

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those causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever the causes are removed.
     8.6. Effect of Termination. The following provisions survive the expiration or termination of this Agreement: Articles 1 and 9; Sections 3.2, 3.5 (as applicable to any sales of Licensed Products after the date of termination), 4.4-4.8 (as applicable to any sales of Licensed Products after the date of termination), 5.2 (obligation to provide final report and payment), 5.5, 6.3 (as to any unpaid amounts), 6.4, 7.1, 7.3, 8.6, and 11. Upon the early termination of this Agreement, Company, its Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (a) Company is current in payment of all amounts due University under this Agreement, (b) Company pays University the applicable royalty on sales of Licensed Products in accordance with the terms of this Agreement, and (c) Company, its Affiliates and Sublicensees complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the effective date of termination. During this six month period, the license grant to Company shall revert to a non-exclusive license and Company’s rights shall be limited to the enumerated activities. Upon expiration of this Agreement pursuant to Section 8.1 in a particular country, Licensee will have an irrevocable, perpetual, fully-paid license, with the right to sublicense through multiple tiers of sublicenses, under the Patent Rights to research, develop, make, use, sell, offer for sale, and import Licensed Products in the Field in such country. Upon termination of this Agreement for any reason, any Sublicensee not then in default shall have the right to maintain such license; provided that (a) such Sublicensee agrees in writing to assume all obligations of Company under this Agreement and continues to fully perform all obligations under this Agreement, and (b) University continues to receive from such Sublicensee all payments set forth in this Agreement on account of the development and sale of Licensed Products by such Sublicensee.
9. Dispute Resolution.
     9.1. Procedures Mandatory. The parties agree to resolve any dispute arising out of or relating to this Agreement solely by means of the procedures set forth in this Article, and that these procedures constitute legally binding obligations that are an essential provision of this Agreement. However, all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.
     9.2. Dispute Resolution Procedures.
     (a) Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within ten (10) days after the date of notice (the “Notice Date”). Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.
     (b) Mediation. If the matter remains unresolved within sixty (60) days after the Notice Date, or if the senior executives fail to meet within thirty (30) days after the Notice Date, either party may

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initiate non-binding mediation upon written notice to the other party, whereupon both parties shall engage in a mediation proceeding under the then current CPR Institute for Dispute Resolution (“CPR”) Model Procedure for Mediation of Business Disputes, except that specific provisions of this Section override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within ninety (90) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within one hundred twenty (120) days after the Notice Date.
     (c) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party may pursue any other remedies legally available to resolve the dispute. However, the parties expressly waive the right to a jury trial in the legal proceeding under this Section.
     9.3. Preservation of Rights Pending Resolution.
     (a) Performance to Continue. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement. However, a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.
     (b) Provisional Remedies. Although the procedures specified in this Article are the exclusive procedures for resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, that action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.
     (c) Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as, estoppel and laches) are tolled while the procedures set forth in Subsections 9.2 (a) and 9.2(b) are pending. The parties shall take any actions necessary to effectuate this result.
10. Representations and Warranties; Limitation of Liability.
     10.1 Mutual Representations and Warranties. Each party hereby represents and warrants to the other party that, as of the Effective Date:
     (a) Such party is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;
     (b) The execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;
     (c) Such party has the corporate power and authority to execute and deliver this Agreement and the performance of such party’s obligations hereunder do not conflict with or violate such party’s

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corporate charter and bylaws or any requirement of applicable laws or regulations and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any agreement of such party with a third party; and
     (d) Such party has the right to grant the rights and licenses described in this Agreement.
     10.2. University Representations and Warranties. University hereby represents and warrants to Company that, as of the Effective Date:
     (a) University is the exclusive owner or licensee of the Patent Rights listed on Exhibit A, all of which are owned by University free and clear of any liens, charges, claims and encumbrances, and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof has any claim of ownership or right to obtain compensation with respect to such patents;
     (b) University’s employees have assigned to University their entire right, title, and interest in the Patent Rights;
     (c) To University’s knowledge, the conception, development and reduction to practice of the Patent Rights and Licensed Know-How has not constituted or involved the misappropriation of trade secrets of any third party;
     (d) No claim has been made against University asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the Patent Rights or challenging its rights to use or ownership of any of the Patent Rights or making any adverse claim of ownership thereof; and
     (e) University has complied with all applicable laws, rules and regulations during the course of its filing and prosecution of the Patent Right, including without limitation all rules of the United States Patent and Trademark Office (“USPTO”) and any regulations applicable to the filing and prosecution of patents before the USPTO.
     (f) University has made all timely elections of ownership of all inventions claimed under the Patent Rights and will comply with all federal laws applicable to the Patent Rights, including without limitation, as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.
     10.3. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10, UNIVERSITY MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Specifically, University makes no warranty or representation (a) regarding the validity or scope of the Patent Rights, (b) that the exploitation of the Patent Rights or any Licensed Product will not infringe any patents or other intellectual property rights of a third party, and (c) that any third party is not currently infringing or will not infringe the Patent Rights.

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     10.4. Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EACH PARTY’S PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER.
11. Miscellaneous.
     11.1. Compliance with Law and Policies. Company agrees to comply with applicable law and the policies of University in the area of technology transfer and shall promptly notify University of any violation that Company knows or has reason to believe has occurred or is likely to occur. The University policies currently in effect at the Worcester campus are the Intellectual Property Policy, Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures, and Policy on Faculty Consulting and Outside Activities. University will provide Company with access to or a written copy of such policies, including any updates thereto.
     11.2. Tax-Exempt Status. Company acknowledges that University, as a public institution of the Commonwealth of Massachusetts, is an exempt organization under the United States Internal Revenue Code of 1986, as amended. Company also acknowledges that certain facilities in which the licensed inventions were developed may have been financed through offerings of tax-exempt bonds. If the Internal Revenue Service determines, or if counsel to University reasonably determines, that any term of this Agreement jeopardizes the tax-exempt status of University or the bonds used to finance University facilities, the parties shall promptly discuss such determination in order to modify or remove the relevant provisions(s) (modified in accordance with Section 11.10) while preserving the rights granted to the Parties hereunder.
     11.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, and all of which together are one instrument.
     11.4. Headings. All headings are for convenience only and do not affect the meaning of any provision of this Agreement.
     11.5. Binding Effect. This Agreement is binding upon and inures to the benefit of the parties and their respective permitted successors and assigns.
     11.6. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, Company may assign this Agreement without the consent of University (i) to a purchaser, merging, or consolidating corporation, or acquirer of all or substantially all of the Company’s assets or business (or that portion thereof to which this Agreement relates) and/or pursuant to any reorganization of the Company or (ii) to an Affiliate of Company.
     11.7. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance relates only to that instance and is not an agreement to waive any rights or fail to act in any other instance.

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     11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.
     11.9. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by recognized national overnight courier, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to University:
Office of Technology Management
University of Massachusetts Medical School
333 South Street, Suite 400
Shrewsbury, MA 01545
Attention: James P. McNamara, Ph.D., Executive Director
If to Company:
Novavax, Inc.
9920 Belward Campus Drive
Rockville, MD 20850
Attention: Business Development
A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.
     11.10. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity or unenforceability does not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 9. While the dispute is pending resolution, this Agreement shall be construed as if the provision were deleted by agreement of the parties.
     11.11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.
The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

UNIVERSITY OF MASSACHUSETTS		NOVAVAX INC.

By:	/s/ James P. McNamara	By:	/s/ Rahul Singhvi

Name: James P. McNamara, Ph.D.		Name: Rahul Singhvi
Title: Executive Director, OTM		Title: President and Chief Executive Officer

Date: February 26, 2007		Date: February 26, 2007

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EXHIBIT A
PATENT RIGHTS
* * *

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